VETERINARY
BREATH ANALYTICS

A Global Innovative Platforms Company (GIPL)

What Does Vet Breath Analytics Do?

The company is in the process of developing three different ways that can improve animal health. Our three pillars:

1) We can provide a revolutionary new way to non-invasively test animals for a variety of harmful conditions.
2) We can provide the ability to test the environments of our animals for harmful conditions.
3) Our technology can provide caregivers a better way to track the effectiveness of the treatments they give to our furry friends.



Our Vision

- VBA will begin with providing technology to the diagnostic community so that they can begin targeting the hardest to diagnose conditions that affect animals.
- Saving our companions is our main objective through advancing breath analytics and technology.





The Technology that makes it work!!

- **Gas Chromatography**: We use a unique application of Gas Chromatography. Gas Chromatography has been around since the early 1900s. It is the group of analytical separation techniques used to analyze volatile substances in the gas phase.

- What we do: We take a sample of gas (breath, environmental air, gases that emit from feed, etc.), and we measure the different gases that are in that sample.

- We know that certain combinations of organic gases indicate that something is wrong. This applies to breath, the environment, or even how medicine effects the animals.

- Once we have a gas profile or "fingerprint" of the gas combination to look for then it is about how sensitive your chromatography machine is, and how effective your algorithm software is. When testing breath in this way sometimes the fingerprint is referred to as a "breathprint".

- Lots of researchers at big institutions have been working on this for a long time. The challenge has always been the limitation of the hardware and software. Because of our innovations, we are now in a place where our technology is small enough and capable enough to be used in a point of care setting.

The VOCAM

- Our Volatile Organic Compound Automated Machine (VOCAM) utilizes a Gas Chromatograph Photo-Ionization Detector (GC-PID)

- A GC-PID is capable of detection levels much smaller that most other GC machines.
  Our GC-PID is based on a time tested design that was initially conceived to detect chemical warfare agents for use by the military

- The industry standard is currently a very large benchtop machine that requires external power, typically utilizes consumable and expensive helium as the carrier gas, and requires an analytical chemist to operate it. That machine detects gas levels around 50 Parts Per Billion (PPB).

- Our VOCAM unit can be run on batteries, uses ambient air as the carrier gas, and doesn't require an analytical chemist to operate. Because of innovations patented and maximized by our product we are able to reach detection levels of approximately 50 Parts Per Trillion (PPT), that is 1000 times more the 50 PPB.

- The data produced by our product is sent into the cloud where a proprietary algorithm utilizing machine learning AI, provides results back to the user in minutes.

- This process is automated, even an untrained user can get diagnostic results. You push a button, and the VOCAM will tell you if your animal is sick, the environment is unsafe, or the food needs to be switched.


VOCAM

History of Breath Technology

Dr. Linus Pauling

- In 1971, Dr. Linus Pauling published the first paper demonstrating that diseases could be found by analyzing exhaled breath.
  - Dr. Linus Pauling won the Nobel Peace prize in Analytic Chemistry as a faculty member of Stanford University.
  - Paper available upon request.

Hippocrates

- As early as 400 BC, Hippocrates, known as The Father of Medicine was quoted as saying if he smelled somebody's breath he could tell if they were sick.

Diabetes

- An easy way to think about this is to consider diabetes. A person with diabetes that is having a sugar imbalance can go into ketoacidosis. When this happens their breath has a sickly sweet smell. That smell is ketones (an organic gas), being released from their blood into their breath.

The first pillar of VBA care

Breath Diagnostics:

- As a normal biological process animals exchange gases between the lungs and the blood. Oxygen in, carbon dioxide out, is a good example that many are familiar with.
- If an animal is unwell the gases that come out will be different than if the animal is healthy. This can be an increase or decrease in the organic gases that are normally in breath.
- By extremely sensitive detection of trace gases, it is possible to determine the presence of an adverse health condition in the animal.
- With our technology this detection capability can be utilized at the veterinary point of care. In many cases, it will eliminate the need for expensive external lab tests, or invasive blood collections.
- There are a myriad of conditions that don't have a good diagnostic test at all. We are going to change that.

The second pillar of VBA care

Environmental Diagnostics:

- The environmental air detection industry is very mature. Our technology is widely used to detect unsafe levels of harmful organic gases in manufacturing and petroleum production.
- If a livestock facility has an adverse environmental condition it can result in the need to destroy the entire stock. The economical and humane loss is a big challenge in the industry.
- We can fingerprint a “good” environment, and then continuously monitor the environment for any changes that indicate a danger to the livestock.
- The device can be outfitted to continuously monitor multiple locations. Multiple intake lines can be run allowing one GC to monitor up to six separate enclosures

This Accessory Enables the VOCAM to Sample from Different Locations



Valve Accessory in Use



The third pillar of VBA care

Trajectory of care

- Because this technology measures gases quantitatively (a discreet parts per concentration) it is possible to measure the progress of treatment.
- For example, if a pet has had cancer treatment, the gas signature of its breath will change. The markers for cancer are produced by the metabolism of a cancer cell in the blood.
- As the blood chemistry changes with the reduction of total cancer the measured gas mix will also change. This allows for this technology to be used to determine if treatment is working or not. This methodology applies to any condition that is given an intervention (an action to change the harmful condition).
- Similar to humans, pets are at great risk of post treatment infections, like from surgery. We would be able to rapidly check an animal's breath to make sure this isn't happening before they go home, or as a walk in if you are concerned.

Our Companions Cancer Crisis

1 in 4 dogs will get cancer at some stage in life.
50% will die from cancer before the age of 10.

- Global canine population is estimated to be 900 million.
- US canine population in 2018/19 was 90 million.
- 6 million are diagnosed with cancer annually!



Our Companions Kidney Disease Crisis

1 in 10 dogs will be diagnosed with kidney failure at some stage in life.

- At least 2/3 of the kidneys must be dysfunctional before any clinical signs are observed.
- Chronic Kidney Failure (CKD) is the wearing out of the kidneys over time which can be treated but will result in death if left undiagnosed.



Common Life-Threatening Illnesses in Dogs

Cancer Types

- Lymphoma
- Mast cell tumors
- Osteosarcoma
- Melanoma
- Mammary gland carcinomas
- Anal sac carcinoma

Chronic Kidney Disease

- Chronic kidney disease and failure is common in older pets; it is a leading cause of death. Although eventually fatal, the progression of the disease can be slowed by dietary and medical management. An earlier diagnosis has the potential for extending the life of these pets.

Its not just dogs and cats

- This technology applies to the whole range of animal health
- The livestock industry needs solutions that save time and loss, which both equal lots of cost savings.
- Our technology can give large and small producers a way to increase yields in a cost effective way.
- From small animals like chickens to the largest bovine stock, there is a application of our technology that can be valuable to the industry.
- We can even help the equestrian market in the identification of Inflammatory Airway Diseases (IAD), which is one the biggest challenges in the competitive racehorse environment.







An example Solution

- **Early disease detection is Key to Survival**
- Just as with humans, early detection offers by far the most realistic hope for your dog's survival, particularly for those cancers which aggressively metastasize. Make it a regular practice to have your pets examined for unexplained swelling or lumps.
- Chronic Kidney Disease (CKD) is treatable if detected in the early stages.
- We believe the VOCAM can revolutionize the Animal Healthcare Industry by utilizing a disruptive technology to save lives of animals, save time and reduce cost through non-invasive diagnostic testing and screening protocols within the Veterinarian community.



Animal Healthcare Market

- 31,000 US Veterinary Services Industry locations ($51 Billion Combined)
- NAPHIA-North American Pet Health Insurance Association ($1.42 Billion)
- Global Veterinary Diagnostics Market Size ($3.3 Billion) and is expected to reach $ 5.4 Billion by 2026



Companion Household Ownership

CATAGORY	DOGS	CATS	BIRDS	HORSES
PERCENT OF HOUSEHOLDS OWNING	38.4	25.4	2.8	0.7
AVERAGE NUMBER OWNED PER HOUSEHOLD	1.6	1.8	2.1	2.1
TOTAL NUMBER IN UNITED STATES	90 MILLION	94 MILION	7.5 MILLION	1.9 MILLION
VETERINARY VISITS PER HOUSEHOLD PER YEAR	2.4	1.3	0.3	1.6
VETERINARY EXPENDITURE PER HOUSEHOLD PER YEAR	$410	$182	$40	$614

Companion Household Ownership


US Census
49 Percent of American Households Holds a Pet
APPA
90 million Dogs
94 million Cats
AVMA
77 million Dogs
58 million Cats
NAPHIA
2.1 million pets are insured
Simmons
53 to 57 Percent owns 1 or more pets
ASPCA
6.5 million pets enter US shelters every year

Pet Industry Spending Breakdown

Category	2017 actual (in billions)	2018 actual (in billions)	Percent growth (2018 vs. 2017)	2019 estimate (in billions)	Percent growth (2019 vs. 2018)
Food	$29.07	$30.32	4.3	$31.68	4.5
Supplies/OTC meds	$15.11	$16.01	6.0	$16.44	2.7
Veterinary care	$17.07	$18.11	6.1	$18.98	4.8
Live animal purchases	$2.1	$2.01	-4.3	$1.97	-2.0
Other services	$6.16	$6.11	-0.8	$6.31	3.3
Total	$69.51	$72.56	4.4	$75.38	3.9
Source: APPA					

Market Data Sources

- Animal Health Insurance - https://www.iii.org/fact-statistic/facts-statistics-pet-statistics
- Animal Cancer Foundation - http://acfoundation.org/cancer-education/
- American Animal Hospital Association- https://www.aaha.org/globalassets/02-guidelines/oncology/2016_aaha_oncology_guidelines_for_dogs_and_cats.pdf
- Forbes - https://www.forbes.com/sites/michaelhelmstetter/2018/08/21/the-future-of-animal-health/#46e4033837ee
- Market watch https://www.marketwatch.com/press-release/companion-animal-healthcare-market-will-see-explosive-growth-at-96-cagr-till-2023-2019-03-18
- AVMA- https://www.avma.org/KB/Resources/Statistics/Pages/Market-research-statistics-US-veterinarians.aspx
- IBIS*World* - https://www.ibisworld.com/united-states/market-research-reports/veterinary-services-industry
- https://ccr.cancer.gov/Comparative-Oncology-Program/sponsors/consortium

Forward Looking Statement

This presentation includes "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," “pro-forma,” “goals,” "proposes,“ and words of similar import. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Company's annual report on Form 10-K and any subsequent filings with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this presentation speak only as of the date of this presentation or as otherwise indicated and Global Innovative Platforms Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

VETERINARY
BREATH ANALYTICS

Thank You

Andrew Brown

321.230.3739

Andrew@VetBreath.com

www.VetBreath.com